UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                   FORM 8-K/A
                               Amendment No. 1 to


                                 CURRENT REPORT

                                 Amending Item 7

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 22, 1997


                            QUESTRON TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



            Delaware                  0-13324               23-2257354
            (State of incorporation(Commission File Number)(I.R.S. Employer
            or organization)                            Identification No.)



          6400    Congress  Avenue,   Suite  200A,  Boca  Raton,  Florida  33487
                  (Address of principal executive offices) (Zip code)



       Registrant's telephone number, including area code: (561) 241-5251

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 7. Financial Statements and Exhibits


     (a) and (b) The financial statements and pro forma financial information required as part of this item are being filed in this amendment to the initial report. This amendment is being filed within 60 days of the initial Report on Form 8-K. The financial statements being filed with this amendment are as follows:

     (1) Questron Technology, Inc. and Subsidiaries Pro Forma Combined Financial Statements for the nine months ended September 30, 1997 and the year ended December 31, 1996.

     (2) California Fasteners, Inc. balance sheets, related statements of operations, stockholders' equity and statements of cash flows for the eleven months ended July 31, 1997 and the year ended August 31, 1996.

     (c) Exhibits required by Item 601 of Regulation S-B.

     Exhibit No.     Exhibit
     2.0             Stock Purchase Agreement between Questron Technology, Inc.
                     and the Shareholders of California Fasteners, Inc., dated
                     August 29, 1997.*

     2.1 Serial Put Agreement between Questron Technology, Inc. and Doug Zadow and Terry Bastian, dated September 22, 1997.*


     * Previously filed.

                   QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS



I.   Pro Forma Financial Statements (Unaudited)

     Pro Forma Combined Financial Statements - Introduction..........  F-1

     Pro Forma Combined Statement of Operations for the nine months ended September 30, 1997........................................  F-2

     Pro Forma Combined Statement of Operations for the year ended
     December 31, 1996...............................................  F-3

     Notes to Pro Forma Combined Financial Statements................  F-4


II.  California Fasteners, Inc.

     Report of Independent Auditors .................................  F-5

     Balance Sheet as of July 31, 1997...............................  F-6 - F-7

     Statements of Operations for the eleven months ended
     July 31, 1997 and  for the year ended August 31, 1996...........  F-8

     Statement of Stockholders' Equity...............................  F-9

     Statements of Cash Flows for the eleven months ended
     July 31, 1997 and  for the year ended August 31, 1996...........  F-10

     Notes to Financial Statements...................................  F-11-F-14


                          .   .   .   .   .   .   .   .

Item 7. Financial Statements, Pro Forma Financial Information


                   QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   [UNAUDITED]

The following pro forma combined statement of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996, give effect to the acquisition of California Fasteners, Inc.
("Calfast"), as described in the following paragraphs.

In September 1997, the Company acquired 100% of the issued and outstanding capital stock of Calfast, a privately-owned company. The purchase price of Calfast consisted of:

(i) $6,594,441 in cash;
(ii)the assumption of $1,058,712 in debt net of cash on hand;
(iii475,106 shares of the Company's common stock, including 125,896 shares of the Company's common stock which sellers of Calfast may put to the Company, valued at $2,981,288;
(iv)up to $795,559 in cash to be paid if Calfast attains certain earnings targets for the four month period ending December 31, 1997; and
(v) up to $3,500,000 (50% in cash and 50% in shares of the Company's common stock) if Calfast attains certain earnings targets for the year ending December 31, 1998.

The acquisition of Calfast was effected pursuant to a Stock Purchase Agreement dated as of August 29, 1997. The Company has accounted for such acquisition using the purchase method of accounting. In connection with this acquisition, the Company recorded $8,355,314 of cost in excess of net assets of the business acquired, which will be amortized over 40 years under the straight-line method.

The historical balance sheet of Calfast as of September 30, 1997 is included in the historical balance sheet of Questron as of September 30, 1997, as filed under Form 10-QSB, giving effect to the transactions under the purchase method of accounting.

Since the most recent fiscal year end of Calfast differs from Questron's most recent fiscal year end by more than 93 days, Calfast's statements of operations have been brought to within 93 days of Questron's time period by deducting and adding interim period results as follows:

Pro forma combined statement of operations for the twelve months ended December 31, 1996:

Deduct four months to December 31, 1995:
  Revenue                                       $  (2,276,913)
  Net Income                                    $    (362,016)

Add four months to December 31, 1996:
  Revenue                                       $   3,396,295
  Net Income                                    $     670,218

Questron's  nine  months ended  September  30,  1997  historical   statement  of
operations includes operations for one month of Calfast, including one month's amortization of goodwill on the acquisition of Calfast.

The pro forma statements of operations give effect to these transactions as if they had occurred at the beginning of the fiscal year presented (i.e., January 1, 1995) and were carried forward through the interim period presented. The historical statement of operations will reflect the effects of these transactions from the date on which they occurred.

The pro forma combined statements have been prepared by the Company's management based upon the historical financial statements of the Company and Calfast. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements and notes of the Company and Calfast appearing elsewhere herein and as filed under Forms 10-KSB and 10-QSB.

                     QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES

                     PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997.
                                     (UNAUDITED)



                                        Historicals
                                    Questron      Calfast
                                     For the      For the
                                   Nine months Twelve months
                                      ended        ended
                                  September 30, August 31,    Pro Forma   Pro Forma
                                     1 9 9 7      1 9 9 7    Adjustments  Combined

Total revenue                      $15,738,987 $11,947,540 $(3,396,295)[1] $24,290,232

Total operating costs and expenses 14,028,970  10,887,097      139,255 [4]  21,397,409
                                                              (931,175)[3]
                                                                 4,000 [2]
                                                            (2,730,738)[1]

Operating income                    1,710,017   1,060,443      122,363       2,892,823

  Total other expense                 206,532      59,233        4,661 [1]     870,426
                                                               600,000 [5]
                                   ----------  ----------   ----------

  Income before income taxes        1,503,485   1,001,210     (482,298)      2,022,397

Provision for income taxes            137,700     472,544     (294,747)[6]     315,497
                                   ----------  ----------    ----------     ----------

  Net income                       $1,365,785  $  528,666   $ (187,551)     $1,706,900
                                   ==========  ==========   ==========      ==========

Net income used in per common
  share calculation (reflecting
  deduction of preferred stock
  dividends)                       $1,299,659                               $1,640,774
                                   ==========                               ==========

Net income per common share        $      .45                               $      .49
                                   ==========                               ==========

Average number of common shares
  and common share equivalents
  outstanding                       2,869,330                                3,329,103
                                   ==========                               ==========


See Notes to the Unaudited Pro Forma Combined Financial Statements.

                     QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES

                     PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED DECEMBER 31, 1996.

                                     (UNAUDITED)



                                           Historicals
                                     Questron      Calfast
                                      For the     For the
                                    Year ended   Year ended
                                   December 31,  August 31,   Pro Forma   Pro Forma
                                      1 9 9 6      1 9 9 6   Adjustments  Combined

Total revenue                       $11,036,142 $7,532,634 $(2,276,913)[1] $19,688,158
                                                              3,396,295[2]



Total operating costs and expenses  10,121,638  7,424,752      208,883 [5]  17,980,675
                                                              (656,982)[4]
                                                                50,000 [3]
                                                            (1,898,354)[1]
                                                             2,730,738 [2]

Operating income                       914,504    107,882      685,097       1,707,483

  Total other (expense) income        (300,669)   (30,930)    (800,000)[6]  (1,143,481)
                                                               (16,543)[1]
                                                                 4,661 [2]

  Income before income taxes           613,835     76,952     (126,785)        564,002

Provision for income taxes              64,383     30,119       40,065 [7]     134,567
                                    ----------  ---------   ----------      ----------

  Net income                        $  549,452  $  46,833   $ (166,850)[2]  $  429,435
                                    ==========  =========   ==========      ==========

Net income per common share         $      .36                              $      .21
                                    ==========                              ==========

Average number of common shares
  and common share equivalents
  outstanding                        1,539,048                               2,014,154


See Notes to the Unaudited Pro Forma Combined Financial Statements.

                     QUESTRON TECHNOLOGY, INC. AND SUBSIDIARIES
                  NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                     [UNAUDITED]



Adjustments to Statements of Operations:

For the Nine Months ended September 30, 1997:

  [1] To deduct Calfast four months' operations and expenses to December 31, 1996.

  [2] To reflect an increase in salary expense related to employment contracts.

  [3] To reflect a reduction of commission expense for former owners.

  [4] To reflect amortization of goodwill on the acquisition for eight months.

  [5] To reflect interest expense on six year term loan in connection with the Calfast acquisition at prime plus 1 1/2% monthly, for nine months.

  [6] To properly reflect income tax expense on a pro forma basis.

For the Year ended December 31, 1996:

  [1] To deduct Calfast four months' operations and expenses to December 31, 1995.

  [2] To add Calfast four months' operations and expenses to December 31, 1996.

  [3] To reflect an increase in salary expense related to employment contracts.

  [4] To reflect a reduction of commission expense for former owners.

  [5] To reflect amortization of goodwill on the acquisition for twelve months.

  [6] To reflect interest expense on six year term loan in connection with the Calfast acquisition at prime plus 1 1/2% monthly, for twelve months.

  [7] To properly reflect income tax expense on a pro forma basis.

                            .   .   .   .   .   .   .   .

                         REPORT OF INDEPENDENT AUDITORS

To The Board of Directors
  Questron Technology Inc.
  Boca Raton, Florida



            We have audited the accompanying balance sheets of California Fasteners, Inc. as of July 31, 1997, and the related statements of operations stockholders' equity, statements of and cash flows for the eleven months then
ended and for the  year  ended  August  31,  1996.  These   financial
statements   are  the responsibility of the Company's management.  Our
responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of California Fasteners, Inc. as of July 31, 1997, and the results of its operations and its cash flows for the eleven months then ended and for the year ended August 31, 1996, in conformity with generally accepted accounting principles.



                              MOORE STEPHENS, P. C.
                          Certified Public Accountants.
Cranford, New Jersey
September 19, 1997

                             CALIFORNIA FASTENERS, INC.

                         BALANCE SHEET AS OF JULY 31, 1997.





Assets:
Current assets:
  Cash and cash equivalents                                             $    79,364
  Account receivable, less allowance for doubtful accounts                1,065,486
  Inventory - less allowance                                              1,866,730
  Other related party receivables                                             5,760
  Deferred taxes                                                             25,367
                                                                        -----------

  Total current assets                                                    3,096,722

Property and equipment:
  Equipment                                                                 234,745
  Furniture                                                                  81,739
  Automobiles                                                               171,806
  Leasehold improvements                                                     41,910
                                                                        -----------

  Totals - at cost                                                          530,200
  Less: Accumulated depreciation                                           (205,878)

  Property and equipment - Net                                              324,322
                                                                        -----------

Other assets:
  Other assets                                                                1,037
  Covenants not-to-compete, net of accumulated amortization                 193,750

  Total other assets                                                        194,787

  Total assets                                                          $ 3,615,831
                                                                        ===========




See Notes to Financial Statements.

                             CALIFORNIA FASTENERS, INC.

                         BALANCE SHEET AS OF JULY 31, 1997.



Liabilities and stockholders' equity:
Current liabilities:
  Accounts payable and accrued expenses                                 $   858,289
  Income taxes and sales tax payable                                        367,127
  Line of credit                                                            985,720
  Current portion of long-term debt                                          22,994
                                                                        -----------

  Total current liabilities                                               2,234,130

Long-term liabilities:
  Notes payable                                                              73,893
  Deferred taxes                                                             39,223

  Total long-term liabilities                                               113,116

Stockholders' equity:
  Common stock, $10 par value, 7,500 shares
   authorized, 5,100 issued, of which 3,168 are in treasury                  51,000

  Retained earnings                                                       1,318,798

  Less: Treasury stock - at cost                                           (101,213)
                                                                        -----------

  Total stockholders' equity                                              1,268,585

  Total liabilities and stockholders' equity                            $ 3,615,831
                                                                        ===========



See Notes to Financial Statements.


                                        F-7

                             CALIFORNIA FASTENERS, INC.

                             STATEMENTS OF OPERATIONS


                                                              For the
                                                           Eleven months   For the
                                                               ended     Year ended
                                                             July 31,    August 31,
                                                              1 9 9 7      1 9 9 6
                                                              -------      -------


Sales                                                      $10,993,875  $ 7,532,634
                                                           -----------  -----------

Operating costs and expenses:
  Cost of products sold                                     7,002,920     5,054,129
  Selling, general and administrative expenses              2,974,591     2,309,667
  Depreciation and amortization                                72,624        60,956
                                                           ----------   -----------

  Total operating expenses                                 10,050,135     7,424,752
                                                           ----------   -----------

  Operating income                                            943,740       107,882
                                                           ----------   -----------

Other income (expense):
  Miscellaneous income                                          4,503         4,118
  Interest income                                               9,622         9,753
  Interest expense                                            (57,609)      (44,801)
                                                           ----------   -----------

  Total other (expense)                                       (43,484)      (30,930)
                                                           ----------   -----------

  Income before income taxes                                  900,256        76,952

Provision for income taxes                                    400,742        30,119
                                                           ----------   -----------

  Net income                                               $  499,514   $    46,833
                                                           ==========   ===========



See Notes to Financial Statements.


                             CALIFORNIA FASTENERS, INC.

                          STATEMENT OF STOCKHOLDERS' EQUITY



                                                                            Total
                                    Common Stock   Retained     Treasury Stockholders'
                                 Shares     Amount   Earnings     Stock    Equity

Balance - September 1, 1995         5,100 $  51,000  $ 772,451 $(101,213) $ 722,238

  Net income of the year               --        --     46,833        --     46,833
                                --------- ---------  --------- ---------  ---------

Balance - August 31, 1996           5,100    51,000    819,284  (101,213)   769,071

  Net income for the eleven months     --        --    499,514        --    499,514
                                  ------- ---------  --------- ---------  ---------

Balance - July 31, 1997             5,100 $  51,000  $1,318,798$(101,213) $1,268,585
                                ========= =========  ===================  ==========




See Notes to Financial Statements.


                             CALIFORNIA FASTENERS, INC.

                              STATEMENTS OF CASH FLOWS

                                                              For the
                                                           Eleven months   For the
                                                               ended     Year ended
                                                             July 31,    August 31,
                                                              1 9 9 7      1 9 9 6
                                                              -------      -------


Operating activities:
  Net income (loss)                                        $  499,513   $    46,833
                                                           ----------   -----------
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation and amortization                               72,624        60,956
   Deferred taxes                                               9,031        (2,789)

  Changes in assets and liabilities:
   (Increase) decrease in:
     Accounts receivable                                     (332,382)     (423,043)
     Other receivables and prepaid expenses                     6,671        25,671
     Inventories                                           (1,010,869)     (192,793)

   Increase (decrease) in:
     Accounts payable and accrued expenses                     72,196       296,266
     Income taxes payable                                     367,127            --
                                                           ----------   -----------

   Total adjustments                                         (815,602)     (235,732)
                                                           ----------   -----------

  Net cash - operating activities                            (316,089)     (188,899)
                                                           ----------   -----------

Investing activities:
  Acquisition of property and equipment                      (195,358)      (36,898)
                                                           ----------   -----------

Financing activities:
  Bank overdraft                                                   --        45,070
  Payment of notes payable                                         --      (248,917)
  Notes payable                                                80,819            --
  Line of credit                                              505,737       329,983
  Note receivable - related party                                  --       (46,446)
                                                           ----------   -----------

  Net cash - financing activities                             586,556        79,690
                                                           ----------   -----------

  Increase [decrease] in cash and cash equivalents             75,109      (146,107)

Cash and cash equivalents - beginning of periods                4,255       150,362
                                                           ----------   -----------

  Cash and cash equivalents - end of periods               $   79,364   $     4,255
                                                           ==========   ===========

Supplemental  disclosure of cash flow information:
 Cash paid during the periods for:

   Interest                                                $   50,786   $    46,481
   Income taxes                                            $    9,476   $        --


See Notes to Financial Statements.

                           CALIFORNIA FASTENERS, INC.
                          NOTES TO FINANCIAL STATEMENTS



(1) Nature of Operations

California Fasteners, Inc. [the "Company"] is a value-added distributor of fasteners and related products principally sold to customers in the industrial equipment manufacturing industry, located primarily in the southwest United States.

(2) Summary of Significant Accounting Policies

Cash and Cash Equivalents - The Company considers certain highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition - Revenue is recognized when products are shipped. Deposits from customers are carried as liabilities until delivery of the product.

Inventory - The Company carries its inventory at lower of cost or market. Cost of goods sold is calculated using the first-in, first-out ("FIFO") method.

Depreciation - Depreciation of furniture, vehicles and equipment is based on an estimated useful lives of five [5] and seven [7] years using accelerated methods. Depreciation expense was 49,707 and $35,956 for the periods ended July 31, 1997 and August 31, 1996, respectively.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Concentration of Credit Risk - The Company extends credit to its customers which result in accounts receivable arising from its normal business activities. The Company does not require collateral from its customers, but routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, believes that its receivable credit risk exposure is limited. Such estimate of the financial strength of such customers may be subject to change in the near term.

Impairment - Long-term assets of the Company are reviewed at least annually as to whether their carrying value has become impaired, pursuant to guidance established in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets." Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value or projected discounted cash flows from related operations. Management also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of July 31, 1997, management expects these assets to be fully recoverable.

Advertising - Advertising costs are expensed when incurred.

Fair Value of Financial Instruments - The fair value of financial instruments, which are comprised primarily of its cash, accounts receivable and notes payable, approximate their carrying values because of their short maturity. The fair value of long-term debt was determined based on current rates at which the Company could borrow funds with similar remaining maturities, which amount approximates.

Accounts Receivable - The majority of the Company's accounts receivable are due withing thirty [30] days and do not bear interest. The allowance for bad debt is approximately $9,000 for the periods ended July 31, 1997 and August 31, 1996, respectively and is based on the Company's experience and economic conditions.

                           CALIFORNIA FASTENERS, INC.
                     NOTES TO FINANCIAL STATEMENTS, Sheet #2


(2) Summary of Significant Accounting Policies (Continued)

Covenant-not-to-Compete - A former shareholder has agreed not to compete with the Company for a ten year period beginning May 1, 1995. The Company paid $250,000 in consideration for such agreement on that date. The asset is being amortized on a straight-line basis over ten years. Amortization expense amounted to $22,917 and $25,000 for the periods ended July 31, 1997 and August 31, 1996, respectively.

(3) Commitments and Contingencies

[A] Leases - The Company leases its facilities and certain vehicles under various long-term operating leases. The total rent expense for these leases totaled $167,929 for period ended July 31, 1997 and $166,487 for the period ended August 31, 1996, respectively.

The following schedule shows future minimum lease payments per year required by the non-cancelable leases on the facilities and vehicles:

Year ending
August 31,

  1998                  $   176,656
  1999                      154,521
  2000                      123,889
  2001                       96,000
  Thereafter                205,800
                        -----------
Total $                     756,866
-----                   ===========

[B] Litigation - On July 6, 1997, Unit Instruments, Inc., a California corporation ("Unit") filed a complaint against the Company and others, including the manufacturer of the products involved. The complaint alleges breach of contract, breach of various warranties and negligence. The action relates to certain screws allegedly purchased from the Company as a distributor, which Unit alleges malfunctioned thereby causing Unit to suffer damages. Unit has claimed damages in an amount to be proved at trial, but alleged damages of no less than $1,000,000. The Company has referred this litigation to its insurance carrier, which has assumed the defense of this case without acknowledging liability under the policy. The stockholders of the Company have provided the Company with certain indemnities in connection with liabilities arising out of this litigation. Management of the Company believes that this litigation will not have a material adverse effect on its business or financial condition.

(4) Related Party Transactions

Leases - The Company leases its Anaheim location from Z&B Associates, a partnership of current shareholders of California Fasteners, Inc. The current monthly rent is $8,000.

Rent expense for the Anaheim location was $96,000 and $42,639 for the periods ended July 31, 1997 and August 31, 1996, respectively.

Note Receivable - The Company on December 20, 1995, loaned Z&B Associates $75,000 for the above warehouse facility. The note is repayable to the Company at $1,485 monthly for five years at 7.00% interest.

Commissions - The Company pays commissions based on sales generated by The Z Group, Inc. an S corporation owned solely by the major shareholder. Commissions expense on these sales were $722,473 for the period ending July 31, 1997 and $673,398 for the period ending August 31, 1996 (See Note 10).

(5) Inventory

Inventory consists primarily of finished goods.

                           CALIFORNIA FASTENERS, INC.
                     NOTES TO FINANCIAL STATEMENTS, Sheet #3


(6) Line of Credit

The Company has a line of credit with a bank. The bank has agreed to make available a maximum amount of $1,250,000 to the Company under the terms of the accounts receivable prime line agreement. Advances under the line (subject to the maximum availability) are limited to 80% of eligible accounts receivable plus 40% of eligible inventory both terms as defined in the agreement. Advances under the line are collateralized by substantially all company assets. Interest on advances is charged at the banks prime rate (approximately 8 1/2% at July 31, 1997) plus 1.5%. All indebtedness of the Company to the bank is guaranteed by the majority shareholder, a former shareholder and other related parties. The additional amounts available under the line at July 31, 1997 was approximately $174,000. The original term of the line of credit will expire on January 10, 1998. On such date, unless the line has been renewed by the bank, no further advances will be available and the entire outstanding balance shall be due and payable in full.

As a subfeature under the line, the bank has agreed to issue for the Company's account commercial and stand by letters of credit, subject to certain limitations. An aggregate of approximately $28,000 of such letters of credit was outstanding at July 31, 1997.

(7) Long-Term Debt

Long-term debt consists of the following notes:


                                                         July 31,
                                                          1 9 9 7
Installment notes to bank with 10.25% interest due various dates through April 2002.  These loans are collateralized by computer
  equipment, vehicles, and other equipment.             $   96,887

Less: Current Portion                                       31,032

  Long-Term Debt                                        $   65,855
  --------------                                        ==========

Maturity of debt is as follows:

Year ended
August 31,
  1998                        $   31,032
  1999                            31,032
  2000                            21,339
  2001                            10,536
  Thereafter                       2,948
                              ----------

  Total                       $   96,887
  -----                       ==========

(8) Treasury Stock

Treasury stock is stated at cost and consisted of 3,168 common shares for the period ended July 31, 1997.

                           CALIFORNIA FASTENERS, INC.
                     NOTES TO FINANCIAL STATEMENTS, Sheet #4



(9) Income Taxes

Provision for income taxes consists of the following:

                                             Eleven months ended Year ended
                                                  July 31,       August 31,
                                                   1 9 9 7         1 9 9 6
                                                   -------         -------
Currently Payable:
  Federal                                       $   300,922      $   22,330
  State                                              90,789          10,578
                                                -----------      ----------

                                                    391,711          32,808
                                                -----------      ----------
Deferred:
  Federal                                             8,564          (2,689)
  State                                                 467              --
                                                -----------      ----------

                                                      9,031          (2,689)
                                                -----------      ----------

  Totals                                        $   400,742      $   30,119
  ------                                        ===========      ==========

Reconciliation of the statutory federal income tax rate to the Company's effective income tax rate is as follows:

                                             Eleven months ended Year ended
                                                  July 31,       August 31,
                                                   1 9 9 7         1 9 9 6
                                                   -------         -------

U.S. Statutory Rate                                 34.0%           34.0  %
State Taxes on Income - Net of Federal Benefit       6.6             9.1
Effect of graduated Federal Rates                     --            (8.0)
Nondeductible Items:
  Travel and Entertainment and Officer's Life
   Insurance Premiums                                3.9             4.0
                                                   -----            ----

  Effective Income Tax Rate                         44.5%           39.1  %
  -------------------------                        =====            ====

(10) Subsequent Events (Unaudited) Subsequent to the Date of the Report of Independent Auditors

On September 22, 1997, the stockholders of the Company sold their controlling interest in California Fasteners, Inc. to Questron Technology, Inc., a publicly-held company, in the same industry. The selling price consisted of cash, assumption of debt and shares of the acquiring company issued to the selling stockholders. The stockholders have entered into employment agreements with the acquiring company. In addition, the Company no longer pays commissions to the selling shareholders for sales generated by The Z Group, Inc. (See Note
4).


                        .   .   .   .   .   .   .   .   .

                                  EXHIBIT INDEX



Exhibit No.      Exhibit
2.0              Stock Purchase Agreement between Questron Technology, Inc. and the Shareholders of California Fasteners, Inc. dated
                 August 29, 1997.*

2.1 Serial Put Agreement between Questron Technology, Inc. and Doug Zadow and Terry Bastian, dated September 22, 1997.*


* Previously filed.

                                    SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       QUESTRON TECHNOLOGY, INC.



Date: December 5, 1997         By:  /s/ Dominic A. Polimeni
                                        ------------------------
                                        Dominic A. Polimeni
                                        Chairman, President and Chief Executive
                                        Officer